EXHIBIT 99.1
                                                                    ------------
                                  NEWS RELEASE

NORTH AMERICAN GALVANIZING & COATINGS, INC.
2250 EAST 73RD STREET SUITE 300  TULSA, OK 74136
(918) 494-0964    FAX: (918) 494-3999

FOR IMMEDIATE RELEASE
---------------------

Contact: Paul R. Chastain     Phone: (918) 524-1506


                      NORTH AMERICAN GALVANIZING & COATINGS
                         ANNOUNCES FIRST QUARTER RESULTS

     TULSA, OKLAHOMA, May 10, 2005 - North American Galvanizing & Coatings, Inc. (AMEX: NGA) announced today that sales for the first quarter ended March 31, 2005 were $9,280,000, up 8.4% from sales of $8,558,000 for the first quarter a year ago. The Company reported first-quarter 2005 net earnings of $97,000, or $.01 per share fully diluted, compared to net earnings of $210,000, or $.03 per share fully diluted, for the first quarter of 2004.

     Commenting on the results for the first quarter, Ronald J. Evans, president and chief executive officer, said, "Higher sales for this first quarter reflect a one-month contribution from the Canton, Ohio galvanizing facility that was purchased February 28, 2005. Additionally, in March we began to experience the anticipated increase in business projected by our customers, resulting in a 5.2% same plant volume improvement over the same month a year ago. Earnings for the first quarter of 2005 were lower than the same period a year ago, reflecting sharply lower volume in January and February, higher raw material and energy costs, and increased interest expense associated with the Canton facility purchase."

     The Company recently released its 2004 Annual Report and announced its Annual Meeting of Stockholders would be held on May 26, 2005.

     North American Galvanizing is a leading provider of hot-dip galvanizing and coatings for corrosion protection of fabricated steel products. The Company conducts its galvanizing and coating business through a network of plants located in Canton, Ohio; Denver, Hurst (Dallas/Forth Worth), Houston, Kansas City, Louisville, Nashville, St. Louis and the Tulsa area. Hot-dip galvanizing provides metals corrosion protection for many product applications used in commercial, construction and industrial markets. Our home page is: www.nagalv.com.

     CAUTIONARY STATEMENT. This press release contains statements, estimates, or projections that constitute "forward-looking statements" as defined under U.S. securities laws, including, but not limited to, statements made concerning the acquisition of assets from Gregory Galvanizing and the financial impacts thereof. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from such forward-looking statements and management's present expectations or projections. These risks and uncertainties include the risk factors described in the Company's SEC filings including the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 14, 2005.

                                    - MORE -
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           NORTH AMERICAN GALVANIZING & COATINGS, INC. AND SUBSIDIARY
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      AND COMPREHENSIVE INCOME (UNAUDITED)



                                                  THREE MONTHS ENDED MARCH 31
                                                -------------------------------
(DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)     2005               2004
-------------------------------------------------------------------------------

SALES                                           $      9,280       $      8,558
     Cost of sales                                     6,842              6,005
     Selling, general & administrative expenses        1,448              1,395
     Depreciation expense                                619                684
                                                ------------       ------------
TOTAL COSTS AND EXPENSES                               8,909              8,084
                                                ------------       ------------

OPERATING INCOME (LOSS)                                  371                474
     Interest expense, net                               225                161
     Other income                                         --                (25)
                                                ------------       ------------

Income (Loss) before income taxes                        146                338

     Income tax expense (benefit)                         49                128
                                                ------------       ------------
NET INCOME (LOSS)                               $         97       $        210
                                                ------------       ------------

OTHER COMPREHENSIVE INCOME (LOSS)

Unrealized holding gain on investment                     --                 19
Less: reclassification adjustment for realized
     gain included in net income                          --                (25)
                                                ------------       ------------

OTHER COMPREHENSIVE INCOME (LOSS)               $         --       $         (6)
                                                ------------       ------------

COMPREHENSIVE INCOME (LOSS)                     $         97       $        204
                                                ------------       ------------

NET INCOME (LOSS) PER COMMON SHARE
Continuing Operations:
     Basic                                      $       0.01       $       0.03
     Diluted                                    $       0.01       $       0.03
Net Income (Loss):
     Basic                                      $       0.01       $       0.03
     Diluted                                    $       0.01       $       0.03